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                                                                   EXHIBIT 1.1



                     [Form of Equity Underwriting Agreement]


                                  _____ Shares

                                 ATLAS AIR, INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT



              , 1999

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                                     FORM OF
                             UNDERWRITING AGREEMENT

                                                                          , 1999

[UNDERWRITERS ADDRESSES]

Dear Ladies and Gentlemen:

     Atlas Air, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below), and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of _____ shares of the Common Stock, par value $0.01 per share of the Company (the "FIRM SHARES"), of which ______ shares are to be issued and sold by the Company and _____ shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto. The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS".

     It is understood that, subject to the conditions hereinafter stated, ________ Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and ____ Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule III hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons.

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     [ ] shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and [ ] shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional ____ shares of its Common Stock, par value $0.01 per share (the "COMPANY ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. In addition, on the terms and subject to the conditions in Section 3 hereof, the Selling Stockholders propose to sell to the several U.S. Underwriters not more than an additional _____ shares of the Company's Common Stock, par value $0.01 per share (the "SELLING STOCKHOLDERS' ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Company Additional Shares and the Selling Stockholders' Additional Shares are hereinafter collectively referred to as the "ADDITIONAL SHARES". The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Company presently meets, and has met at all times since the initial filing referred to below, the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form, which has become effective, for the registration under the Act of the Shares. Such registration statement, as amended at the date of the Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act two supple-

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  ments to the form of prospectus included in the registration statement relating to the Shares and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The U.S. prospectus supplement to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus supplement, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus supplement is substantially identical to the U.S. prospectus supplement except for the outside front cover page. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented forms of prospectus, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as supplemented) are hereinafter called collectively the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
  Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective

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  (including the filing of any document incorporated by reference in the
  Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time will comply in all material respects with the applicable requirements of the Act, and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus.

     (c) This Agreement has been duly authorized, executed and delivered by the Company.

     (d) The consolidated financial statements included in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of its operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

     (e) The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in the United States in which the Company owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a mate-

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  rial adverse effect on the Company. The Company is an "air carrier" and a
  "citizen of the United States" within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, and now primarily codified in Title 49 of the United States Code, as amended (the "Aviation Act") and holds an "air carrier operating certificate issued by the Secretary of Transportation" within the meaning of 11 U.S.C.Section 1110.

     (f) Each of the Company's significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations promulgated under the Act) (each a "Subsidiary" and, collectively, the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind other than as set forth in the Final Prospectus.

     (g) At the date indicated, the authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus under the caption "Capitalization"; the Shares conform to the description thereof contained in the Final Prospectus and such description conforms to the rights set forth in the instruments defining the same.

     (h) The Shares to be purchased by the Underwriters from the Company have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such Shares are not subject

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  to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

     (i) All of the other outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive rights of any stockholder of the Company.

     (j) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, considered as one enterprise, (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, or (D) any restriction in the operation of any of the Company's or any Subsidiary's aircraft, including as a result of action by the Federal Aviation Administration or the Department of Transportation.

     (k) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Subsidiaries, considered as one enterprise. The execution and delivery of this Agreement by the Company, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this

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  Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of any Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of its properties is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

     (l) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares.

     (m) Except as disclosed in the Final Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or to the knowledge of the Company affecting the Company or any Subsidiary, that is required to be disclosed in the Final Prospectus or that could result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company, or that could materially and adversely affect the properties or assets of the Company and any Subsidiaries, considered as one enterprise, or that could materially and adversely affect the consummation of the transactions contemplated in this Agreement.

     (n) There are no contracts or documents of a character required to be described in the Registration Statement

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  or the Final Prospectus or to be filed as exhibits to the Registration
  Statement that are not described and filed as required.

     (o) The Company and its Subsidiaries each has good and marketable title to all properties and assets described in the Final Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Final Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and the Subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Final Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or challenging the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

     (p) The Company and its Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise.

     (q) To the best knowledge of the Company, no labor problems exists with its employees or with employees of any Subsidiary or is imminent that could reasonably be expected to materially adversely affect the Company and the Subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries, or customers that could reasonably be expected to materially adversely affect the condition (financial or oth-

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  erwise), earnings or business affairs of the Company and the Subsidiaries, considered as one enterprise.

     (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or any entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (s) (A) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; (B) all material policies of insurance insuring the Company or its Subsidiaries, its business, assets, employees, officers and directors, for the benefit of the Company or its Subsidiaries, are in full force and effect; (C) the Company and the Subsidiaries each are in compliance with the terms of such policies and instruments in all material respects; and (D) there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

     (t) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and the Subsidiaries, considered as one enterprise, (A) to the Company's knowledge, the Company and its Subsidiaries are each in compliance with all applicable Environmental Laws, (B) to the Company's knowledge, the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened Environmental Claims against the Company or its Subsidiaries and
  (D) to the Company's knowledge there are no circumstances with respect to any property or operations of the Company or its Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its Subsidiaries.

     For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law,

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  rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

     (u) The Shares and the Additional Shares have been duly authorized for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

     2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to and agrees with each of the Underwriters that:

     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and [ ], as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or the certificate of a limited partnership, limited partnership agreement or other organizational documents (if any) of such Selling Stockholder or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of

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  its obligations under this Agreement or the Custody Agreement or Power of
  Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

     (c) Such Selling Stockholder has, and on the Closing Date and any Option Closing Date (as defined in Section 5) will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

     (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

     (e) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

     (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) only apply to statements or omissions in the Registration Statement or the Final Prospectus based upon information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder through you expressly for use therein.

     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not

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jointly, to purchase from such Seller at U.S.$________ a share (the "PURCHASE
PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedules II and III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Selling Stockholders agree to sell to the U.S. Underwriters the Company Additional Shares and the Selling Stockholders' Additional Shares, respectively, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to ______ Additional Shares from the Sellers at the Purchase Price. The U.S. Representatives, on behalf of the U.S. Underwriters, may elect to exercise the portion of such option to purchase the Company Additional Shares, in whole or in part, only if the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise the portion of such option to purchase all of the Selling Stockholders' Additional Shares. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Sellers in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares are set forth in
Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares, and each of the Sellers agrees, severally and not jointly, to sell up to the number of Additional Shares set forth on Schedule IV opposite the name of such Seller.

     Each Seller hereby agrees that, without the prior written consent of [Managing Underwriter] on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Final Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which option, warrant or conversion feature is described in the Final Prospectus, (C) the sale of any shares of Common Stock to the Company or the purchase of any shares of Common Stock by the Company in accordance with the Company's employee benefit plans or (D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Stockholder agrees that, without the prior written consent of [Managing Underwriter] on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Final Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock which would cause the Company to file a registration statement with the Commission prior to the expiration of such 90 day period.

     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S.$______ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____, 1999, or at such other time on the same or such other date, not later than ______, 1999 INSERT DATE 5 BUSINESS DAYS AFTER THE IMMEDIATELY PRECEDING DATE, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

     Payment for any Additional Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _________, 1999 INSERT DATE 10 BUSINESS DAYS AFTER THE EXPIRATION OF THE OVERALLOTMENT OPTION, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the date hereof and as of the Closing Date, and to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Final Prospectus.

     (b) (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (ii) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date from each Selling Stockholder signed by an officer of a corporation, a general partner of a limited partnership, a member of a limited liability company or a trustee of a trust from each Selling Stockholder that is a corporation, limited partnership or trust, respectively, to the effect that the representations and warranties of each Selling Stockholder contained in Section 2 of this Agreement are true and correct as of the Closing Date and that each Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer, general partner or trustee, as the case may be, signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, outside counsel for the Company, dated the Closing Date, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Prospectus.

          (ii) The Shares sold by the Company pursuant to the provisions of this Agreement against the consideration set forth in this Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; such Shares are not subject to the preemptive rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus under the heading "Capitalization".

          (iv) The Shares conform in all material respects as to legal matters to the description thereof in the Final Prospectus.

          (v) This Agreement has been duly authorized, executed and delivered by the Company.

          (vi) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act, the Exchange Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares.

          (vii) The statements made in the Final Prospectus under "Description of Capital Stock" and [ ], to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

          (viii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (ix) The execution and delivery of this Agreement, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this Agreement and in the Final Prospectus and compliance by the Company with the terms of this Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any contract, indenture, loan agreement, note, lease or other agreement or instrument that is filed as an exhibit to the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise).

          (x) The Registration Statement, the Final Prospectus and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to comply as to form in all material respects to the requirements of the Act and the regulations thereunder.

          (xi) Such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the

     Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and Final Prospectus and related matters were discussed. Although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final Prospectus (except as specified in clauses (iv) and (vii) above), on the basis of the foregoing (relying as to materiality to a large extent on discussions with, and representations and opinions of officers and other representatives of the Company), and no facts have come to the attention of such counsel to lead them to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Final Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at the time the opinion is delivered, no amendment to the Registration Statement or amendment or supplement to the Final Prospectus has been filed or issued, such opinion need not opine as to any such amendment or supplement.

Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

     (d) ___ of an opinion of _______, General Counsel for the Company, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (i) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in the United States in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise.

          (ii) Each Subsidiary is a corporation duly organized under the laws of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise.

          (iii) All of the other outstanding shares of capital stock of the Company, including shares sold by the Selling Shareholders pursuant to the provisions of this Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights arising under the Restated Certificate of Incorporation of the Company or under Delaware General Corporation Law.

          (iv) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Final Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

          (v) The descriptions in the Final Prospectus of the statutes, regulations, legal or governmental proceedings and the statements under "Business -- Governmental Regulations", are accurate, and to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly represent the information disclosed therein in all material respects.

          (vi) The Company is an "air carrier" and a "citizen of the United States" within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, and now primarily codified in Title 49 of the United States Code, as amended (the "Aviation Act") and holds an "air carrier operating certificate issued by the Secretary of Transportation" within the meaning of 11 U.S.C. Section 1110. The statements in the Final Prospectus as to the routes relating to its services which the Company presently operates or is authorized to operate are correct in all material respects and such routes presently operated are being operated pursuant to valid Certificates or Exemption Orders issued by the Department of Transportation, and no such Certificate or Exemption Order is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation, which in the opinion of such counsel might reasonably result in a final order impairing the validity of such Certificates or Exemption Orders.

          (vii) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Final Prospectus or filed as an exhibit to the Registration Statement, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise.

          (viii) The execution and delivery of this Agreement, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and any Subsidiary, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their respective properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise)) of the Company and any Subsidiary, considered as one enterprise.

          (ix) Such counsel has participated in the preparation of the Registration Statement and Final Prospectus. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Final

     Prospectus (except as specified in clauses (v) and (vi) above), on the basis of the foregoing (relying as to materiality to a large extent on discussions with, and representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel to lead him to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Final Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia, the federal law of the United States, the State of Colorado, and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

     (e) An opinion of         , counsel for the Selling Stockholders, together
  with reproduced copies of such opinion for each of the other Underwriters, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

          (ii) the execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of his or its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or certificate of limited partnership of such Selling Stockholder (if such Selling Stockholder is a corporation or a partnership) or any stockholders' agreement among such Selling Stockholders or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of his or its obligations under this Agreement except the order of the Commission declaring the Registration Statement effective and such as may be required by the securities or blue sky laws of the various states in connection with offer and sale of the Shares (as to which securities laws such counsel expresses no opinion);

          (iii) each of the Selling Stockholders has valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; and

          (iv) delivery of the Shares to be sold by such Selling Stockholder and payment therefor by the Underwriters pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by
     the laws of jurisdictions other than the law of the State of [          ]
     or [      ] and the current laws of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. For purposes of such opinion, the term "to the best of such counsel's knowledge" means the conscious awareness of facts or other information by the lawyer who signs such opinion and other lawyers at such counsel's firm who have active involvement in representing either of the Selling Stockholders. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Selling Stockholders, officers of the Company, certificates of public officials and a certificate of the transfer agent of the Company; provided that such certificates have been delivered to the Underwriters. Such counsel need express no opinion as to compliance with federal or state securities laws or any aviation law, including without limitation, the Aviation Act. Further, in giving such opinion, such counsel may assume that all natural persons who are signatories to any documents are legally competent at the time of execution, that the Representatives have no notice of any claim that a transfer of the Shares by the Selling Stockholders is wrongful or that a particular adverse person is the owner of or has any interest in such Shares, and that all signatures on documents reviewed by such counsel are genuine.

          With respect to Section 6(e) above, the Selling Stockholders' Counsels may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other docu-ments and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and
     (D) the Selling Stockholders' Counsels shall state in their opinion that they are justified in relying on each such other opinion.

     (f) The Underwriters shall have received on the Closing Date an opinion of [ ], counsel for the Underwriters, dated the Closing Date, covering certain matters referred to in Section 6(c) above.

     The opinions of Cahill Gordon & Reindel, General Counsel of the Company, and the Selling Stockholders' Counsels described in Sections 6(c), 6(d) and 6(e) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

     (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen L.L.P., independent auditors, containing statements of information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

     (a) To furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York city time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Final Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Final Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule.

     (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Final Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the FinalProspectus is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with law. If, in accordance with the preced-ing sentence, it shall be necessary to amend or supplement the Final Prospectus at any time prior to the expiration of nine months after the first date of the public offering of the Shares, the Company shall prepare, file and furnish such amendment or supplement at its own expense. Thereafter, the Underwriters shall bear the expense of preparing, filing and furnishing any such amendment or supplement.

     (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdiction as you shall reasonably request.

     (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [ ] that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Finalrospectus, the Final Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares of the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges any transfer agent, registrar or depositary,
(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8. It is understood, however, that except as provided in this Section 8, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution.

     (a) The Company agrees to indemnity and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
  Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Final Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, clams, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) Each Selling Stockholder agrees, severally and not jointly, to indemnity and hold harmless (i) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and (ii) each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or
  Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Final Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or any amendments or supplements thereto.

     (c) The Company agrees to indemnify and hold harmless each Selling Stockholder and each person, if any, who controls each Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Final Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder or any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

     (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Final Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or any amendments or supplements thereto.

     (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the in-demnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act,
  (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by [Managing Underwriter]. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders holding a majority of the outstanding shares of Common Stock held by the Selling Stockholders considered as a group. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (f) To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stock-holders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be required to indemnify or contribute any amount in excess of the net proceeds from the offering of the Shares (before deducting expenses) received by such Selling Stockholder, by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
  Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and(iii) acceptance of and payment for any of the Shares.

     10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Final Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II or Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                     Very truly yours,

                                                     ATLAS AIR, INC.

                                                     By:
                                                         Name:
                                                         Title:

                                                     The Selling Stockholders
                                                     named in Schedule I hereto,
                                                     acting severally

                                                     By:
                                                            Attorney-in-Fact

Accepted as of the date hereof

[US Underwriters]

[International Underwriters]

                                                                      SCHEDULE I

                              SELLING STOCKHOLDERS

                                                                                           NUMBER OF FIRM
                                                                                            SHARES TO BE
SELLING STOCKHOLDER                                                                             SOLD

                                                                                           --------------
         Total.............................................................
                                                                                           ==============

                                                                     SCHEDULE II

                                U.S. UNDERWRITERS

                                                                                     NUMBER OF FIRM SHARES TO BE
                                                                                              PURCHASED
UNDERWRITERS

NAMES OF OTHER U.S. UNDERWRITERS
                                                                                           --------------
         Total U.S. Firm Shares............................................
                                                                                           ==============

                                                                    SCHEDULE III

                           INTERNATIONAL UNDERWRITERS

                                                                                     NUMBER OF FIRM SHARES TO BE
                                                                                              PURCHASED
UNDERWRITERS


NAMES OF OTHER INTERNATIONAL UNDERWRITERS
                                                                                           --------------
         Total International Firm Shares...................................
                                                                                           ==============

                                                                     SCHEDULE IV

                                                                                    MAXIMUM NUMBER OF ADDITIONAL
                                                                                          SHARES TO BE SOLD
NAME OF SELLER


                                                                                           --------------
         Total.............................................................
                                                                                           ==============

                                                                       EXHIBIT A

                             FORM OF LOCK-UP LETTER

                                                                          , 1999

[Underwriter]

Dear Ladies and Gentlemen:

     The undersigned understands that [Managing Underwriters] propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Atlas Air, Inc., a Delaware corporation (the "COMPANY") and certain stockholders of the Company (the "SELLING STOCKHOLDERS") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including (the "UNDERWRITERS") of ___ shares (the "SHARES") of the common stock, par value ($0.01 per share, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of [Managing Underwriter] on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final U.S. and International prospectuses relating to the Public Offering (the "Prospectuses"),
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) the issuance by the Company of the shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Prospectuses and which option, warrant or conversion feature is described in the Prospectuses, (c) if applicable, the sale of any shares of Common Stock to the Company or the purchase of any shares of Common Stock by the Company pursuant to the Company's employee benefit plans or (d) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of [Managing Underwriter] on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectuses, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock which would cause the Company to file a registration statement with the Securities and Exchange Commission prior to the expiration of such 90 day period.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriters.

                                                     Very truly yours,

                                                     (Name)

                                                     (Address)


                                      A-2